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                                                                    EXHIBIT 23.6

                      [LETTER HEAD OF RYDER SCOTT COMPANY]

     As independent petroleum engineers, we hereby consent to the reference in this Registration Statement on Form S-4 of Apache Corporation to our Firm's name and our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1996, and to the incorporation by reference of our Firm's name and review into this Registration Statement.

                                          Ryder Scott Company
                                          Petroleum Engineers

Houston, Texas
April 4, 1996